EXHIBIT 99.1

Investors Title Company Announces Second Quarter 2009 Results

CHAPEL HILL, N.C., July 31, 2009 (GLOBE NEWSWIRE) -- J. Allen Fine, Chairman of Investors Title Company (Nasdaq:ITIC), announced that for the second quarter ended June 30, 2009, the Company reported net income of $2,115,473 compared with a net loss of $273,934 for the same three-month period in 2008. Net income per diluted share equaled $0.92 compared with a net loss per diluted share of $0.11 in the same period last year. Net premiums written increased 4.3% to $18,912,388, investment income decreased 13.7% to $960,454 and total revenues increased 6.2% to $21,620,559 compared with the prior year period.

For the six-month period ended June 30, 2009, the Company reported net income of $3,550,436, an increase of 91.9%, compared with $1,850,446 for the same six-month period in 2008. Diluted earnings per share was $1.54, an increase of 102.6% compared with $0.76 for the same six-month ended period in 2008. Net premiums written decreased 1.7% to $35,322,208, investment income decreased 18.5% to $1,950,089 and total revenues decreased 2.2% to $40,302,968 compared with the prior year period.

Operating results for the quarter ended June 30, 2009 showed improvement over the same period in 2008 due to increased premium revenue, a smaller provision for claims and decreases in other operating expenses which were primarily payroll related. Premiums written benefited from a lower mortgage interest rate environment during the first half of the year which spurred an increase in mortgage refinancing. The claims provision remained elevated relative to historic ranges due in part to the ongoing upward trend of mortgage foreclosures, but compared favorably to the prior year period due to a $2.4 million charge for a large fraud-related claim in that quarter.

"Although residential and commercial sales activity remained sluggish, the high level of mortgage refinance activity enabled us to increase premiums written over the prior year period," Chairman Fine added. "Premiums written through our agency network continued to grow as a percentage of our revenue and we are pleased with our progress in this area. Various cost cutting measures undertaken have resulted in a lower level of operating expenses and we continue to search for opportunity to reduce cost and improve our operating efficiency."

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

The Investors Title Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3951

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

               Investors Title Company and Subsidiaries
               Consolidated Statements of Income (Loss)
                        June 30, 2009 and 2008
                             (Unaudited)

                          For The Three             For The Six
                          Months Ended              Months Ended
                             June 30                   June 30
                    ------------------------  ------------------------
                       2009          2008        2009          2008
                       ----          ----        ----          ----
 Revenues:
  Underwriting
   income:
   Premiums Written $18,945,561  $18,178,892  $35,356,158  $36,082,654
   Less-premiums for
    reinsurance
    ceded                33,173       50,910       33,950      141,312
                    -----------  -----------  -----------  -----------
    Net premiums
     written         18,912,388   18,127,982   35,322,208   35,941,342
  Investment income-
   interest and
   dividends            960,454    1,112,681    1,950,089    2,392,040
  Net realized gain
   (loss) on
   investments            9,995     (242,272)    (289,942)    (123,703)
  Exchange services
   revenue              300,963       66,714      624,727      471,412
   Other              1,436,759    1,287,695    2,695,886    2,532,628
                    -----------  -----------  -----------  -----------
    Total Revenues   21,620,559   20,352,800   40,302,968   41,213,719
                    -----------  -----------  -----------  -----------

 Operating Expenses:
  Commissions to
   agents             8,831,742    7,949,938   16,363,951   15,269,208
  Provision for
   claims             2,751,814    4,298,414    4,798,940    6,347,010
  Salaries, employee
   benefits and
   payroll taxes      4,529,066    5,311,626    9,667,242   10,809,562
  Office occupancy
   and operations     1,208,140    1,330,815    2,306,722    2,697,188
  Business
   development          329,011      567,881      591,828    1,053,332
  Filing fees and
   taxes, other than
   payroll and
   income               185,204      138,875      342,255      331,504
  Premium and
   retaliatory taxes    375,510      451,728      742,772      819,065
  Professional and
   contract labor
   fees                 326,673      502,531      628,686    1,023,940
  Other                 214,926      301,926      213,136      538,464
                    -----------  -----------  -----------  -----------
    Total Operating
     Expenses        18,752,086   20,853,734   35,655,532   38,889,273
                    -----------  -----------  -----------  -----------

 Income (Loss)
  Before Income
  Taxes               2,868,473     (500,934)   4,647,436    2,324,446
                    -----------  -----------  -----------  -----------

 Provision (Benefit)
  For Income Taxes      753,000     (227,000)   1,097,000      474,000
                    -----------  -----------  -----------  -----------

 Net Income (Loss)  $ 2,115,473  $  (273,934) $ 3,550,436  $ 1,850,446
                    ===========  ===========  ===========  ===========

 Basic Earnings
  (Loss) Per Common
  Share             $      0.92  $     (0.11) $      1.55  $      0.77
                    ===========  ===========  ===========  ===========

 Weighted Average
  Shares Outstanding
  - Basic             2,296,644    2,409,206    2,295,298    2,410,852
                    ===========  ===========  ===========  ===========

 Diluted Earnings
  (Loss) Per Common
  Share             $      0.92  $     (0.11) $      1.54  $      0.76
                    ===========  ===========  ===========  ===========

 Weighted Average
  Shares Outstanding
  - Diluted           2,296,644    2,409,206    2,300,017    2,434,204
                    ===========  ===========  ===========  ===========

               Investors Title Company and Subsidiaries
                     Consolidated Balance Sheets
              As of June 30, 2009 and December 31, 2008
                             (Unaudited)

                                              June 30,    December 31,
                                                2009          2008
                                            ------------  ------------
 Assets
  Investments in securities:
   Fixed maturities:
    Held-to-maturity, at amortized cost     $    446,907  $    451,681
    Available-for-sale, at fair value         85,803,489    87,708,500
   Equity securities, available-for-sale,
    at fair value                             10,392,874     9,965,297
   Short-term investments                     15,127,184    15,725,513
   Other investments                           2,400,932     2,040,962
                                            ------------  ------------
    Total investments                        114,171,386   115,891,953

  Cash and cash equivalents                    8,120,607     5,155,046
  Premiums and fees receivable, net            7,956,609     4,933,797
  Accrued interest and dividends               1,151,634     1,225,070
  Prepaid expenses and other assets            3,595,117     3,992,975
  Property acquired in settlement of claims      378,884       395,734
  Property, net                                4,051,221     4,422,318
  Deferred income taxes, net                   2,261,779     3,841,295
                                            ------------  ------------

 Total Assets                               $141,687,237  $139,858,188
                                            ============  ============

 Liabilities and Stockholders' Equity
 Liabilities:
  Reserves for claims                       $ 39,583,000  $ 39,238,000
  Accounts payable and accrued liabilities     7,800,818    10,762,300
                                            ------------  ------------
    Total liabilities                         47,383,818    50,000,300
                                            ------------  ------------

 Stockholders' Equity:
  Common stock - no par value (shares
   authorized 10,000,000; 2,297,207 and
   2,293,268 shares issued and outstanding
   2009 and 2008, respectively, excluding
   291,676 shares for 2009 and 2008 of
   common stock held by the Company's
   subsidiary)                                         1             1
  Retained earnings                           91,859,793    88,248,452
  Accumulated other comprehensive income       2,443,625     1,609,435
                                            ------------  ------------
    Total stockholders' equity                94,303,419    89,857,888
                                            ------------  ------------

 Total Liabilities and Stockholders'
  Equity                                    $141,687,237  $139,858,188
                                            ============  ============

               Investors Title Company and Subsidiaries
                    Net Premiums Written By State
                        June 30, 2009 and 2008
                             (Unaudited)

                   For the Three Months Ended For the Six Months Ended
                             June 30                   June 30
 State                 2009          2008        2009          2008
 ---------------------------------------------------------------------
 Illinois           $   765,631  $    564,584 $ 1,857,221  $ 1,154,553
 Kentucky               949,874       815,131   1,820,177    1,631,941
 Michigan             1,778,422       904,735   2,630,695    1,950,562
 New York               880,406       685,689   1,835,843    1,197,887
 North Carolina       8,293,158     8,767,479  15,857,365   17,716,146
 Pennsylvania           876,633       522,147   1,485,818      965,276
 South Carolina       1,345,921     2,012,755   2,531,851    3,916,135
 Tennessee              752,791       614,000   1,318,559    1,155,674
 Virginia             1,472,687     1,686,833   2,700,451    3,208,627
 West Virginia          610,139       641,537   1,157,720    1,112,435
 Other                1,219,899       963,802   2,159,658    1,976,874
                    -----------  ------------ -----------  -----------
  Direct Premiums   $18,945,561  $ 18,178,692 $35,355,358  $35,986,110
 Reinsurance Assumed         --           200         800       96,544
 Reinsurance Ceded      (33,173)      (50,910)    (33,950)    (141,312)
                    -----------  ------------ -----------  -----------
  Net Premiums
   Written          $18,912,388  $ 18,127,982 $35,322,208  $35,941,342
                    ===========  ============ ===========  ===========

               Investors Title Company and Subsidiaries
              Net Premiums Written By Branch and Agency
                        June 30, 2009 and 2008
                             (Unaudited)

          For The Three Months Ended      For The Six Months Ended
                    June 30                         June 30
        ------------------------------- -------------------------------
            2009%      2008%      2009%      2008%
        ------------------------------- -------------------------------
 Branch $ 6,656,374  35 $ 6,901,291  38 $12,699,378  36 $14,266,121  40

 Agency  12,256,014  65  11,226,691  62  22,622,830  64  21,675,221  60
        ------------------------------- -------------------------------

  Total $18,912,388 100 $18,127,982 100 $35,322,208 100 $35,941,342 100
        =============================== ===============================

CONTACT:  Investors Title Company
          Elizabeth B. Lewter
          (919) 968-2200